Exhibit 10.22
GRACO INC.
NONEMPLOYEE DIRECTOR RETAINER/MEETING FEES
CASH/STOCK/DEFERRED STOCK
ELECTION/CHANGE IN ELECTION FORM

SUBMIT TO:	Secretary to the Board, Legal Department, Graco Inc., P.O. Box 1441, Mpls, MN. 55440-1441

NAME:	Stock may be registered in director’s name and name of one other person. Print name(s) exactly as you wish them to appear in stock register.
EFFECTIVE DATE: This Form must be completed and delivered to the Secretary to the Board before the beginning of the tax year in which the services are to be performed. Your election will remain in effect for, and may not be changed during, the entire tax year. A director is encouraged to complete a new Election Form each year as some of the content may have been amended from that contained in prior election forms. However, if a Change in Election Form is not received prior to the beginning of any tax year, the election currently in effect will remain in effect for the next tax year. An individual who becomes a nonemployee director during a tax year may participate in this Program only if the individual has not previously been eligible to participate in any deferred compensation plan required to be aggregated with this Program pursuant to regulations issued under Section 409A of the Internal Revenue Code. If eligible, the individual must complete and deliver his Initial Election Form to the Secretary no later than 30 days after the date that the individual first becomes a nonemployee director and the election will be applicable only to services performed after receipt of the Form by the Secretary.
Check One:
☐	Initial Election. Allocate my annual retainer and meeting fees according to the percentages indicated below.

☐	Change in Election. I elect to change my election for the taxable year following the current taxable year and all taxable years subsequent thereto, unless I submit a Change in Election Form prior to the commencement of the applicable taxable year. Allocate my annual retainer and meeting fees according to the percentages indicated below.
     Fill in Blanks:

Retainer: [Select one: 0%, 25%, 50%, 75%, 100%]
Percentage of Retainer paid in cash:		%

Percentage of Retainer paid in Graco stock:		%

Percentage of Retainer credited to Deferred Stock Account:		%

	TOTAL**	%

Meeting Fees (Board and Committee): [Select one: 0%, 25%, 50%, 75%, 100%]
Percentage of Meeting Fees paid in cash:		%

Percentage of Meeting Fees paid in Graco stock:		%

Percentage of Meeting Fees credited to Deferred Stock Account:		%

	TOTAL**	%

**	Total cannot exceed 100%

1

PAYMENT ELECTION:
If you have made a Deferred Stock Account Election, select one of the payment options below. NOTE: If you are changing your payment election from a payment election previously made, the new payment election will apply only to deferrals made with respect to services performed in tax years subsequent to the current tax year. Previous payment elections are irrevocable with respect to services performed in the tax years to which they apply.
I elect to receive payment from my Deferred Stock Account by the method checked below.
☐	Lump sum. Credits to a Deferred Stock Account will be paid in full by the issuance of shares of Graco Common Stock plus cash in lieu of any fractional share on January 10, or the first business day after January 10, of the year following my separation from service, as defined by regulations and rulings issued under Section 409A of the Internal Revenue Code, as amended (the “IRC”), or such other date as elected by me. Alternative date: .(month/date/year)

☐	Installments. Number of installments elected (from 2 to 15): . Credits to a Deferred Stock Account will be paid in annual installments by the issuance of shares of Graco Common Stock, plus cash in lieu of any fractional share, on January 10, or the first business day after January 10, of each year following my separation from service on the Board as defined by regulations and rulings issued under Section 409A of the IRC,. The number of annual installments may range from 2 to 15. The amount of each payment will be computed by multiplying the number of shares credited to my Deferred Stock Account as of January 10 of each year by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed fifteen) minus the number of installments previously paid. Amounts paid prior to the final installment payment will be rounded to the nearest whole number of shares. The final installment payment will be for the whole number of shares remaining credited to my Deferred Stock Account, plus cash in lieu of any fractional share.
BENEFICIARY
In order to permit the payment of your Deferred Stock Account to a beneficiary in the event of your death prior to the complete payout of your Deferred Stock Account, provide the information indicated below:

Primary Beneficiary(ies)*	Secondary Beneficiary(ies)*
(If no primary beneficiary survives you)
Name	Name
Address	Address

Name	Name
Address	Address

* Your Primary Beneficiaries will share equally unless any beneficiary dies before you or unless you specify otherwise above.	* Your Secondary Beneficiaries will share equally unless any beneficiary dies before you or unless you specify otherwise above.
I have made the elections indicated above and on the reverse side and have received and read the Terms applicable to this Stock/Deferred Stock Program which are set forth in the document attached hereto entitled Graco Inc. Nonemployee Director Stock and Deferred Stock Program Terms and hereby agree to such Terms.

Date	Signature

2

GRACO INC.
NONEMPLOYEE DIRECTOR
STOCK AND DEFERRED STOCK PROGRAM
TERMS
     1. Purpose of the Stock and Deferred Stock Program. The purpose of the Graco Inc. Nonemployee Director Stock and Deferred Stock Program (the “Program”) is to provide an opportunity for nonemployee members of the Board of Directors (the “Board”) of Graco Inc. (“Graco” or the “Company”) to increase their ownership of Graco Common Stock (“Common Stock”) and thereby align their interest in the long-term success of the Company with that of the other shareholders. Each nonemployee director may elect to receive all or a portion of his or her retainer and/or any fees payable for attendance at Board or Committee meetings in the form of shares of Common Stock or defer the receipt of such shares until a later date pursuant to an election made under the Program.
     2. Eligibility. Directors of the Company who are not also officers or other employees of the Company or its subsidiaries are eligible to participate in the Program (“Eligible Directors”).
     3. Administration. The Program will be administered by the Secretary of the Company (the “Administrator”). Since the issuance or crediting of shares of Common Stock pursuant to the Program is based on elections made by Eligible Directors, the Administrator’s duties under the Program will be limited to matters of interpretation and administrative oversight. All questions of interpretation of the Program will be determined by the Administrator, and each determination, interpretation or other action that the Administrator makes or takes pursuant to the provisions of the Program will be conclusive and binding for all purposes and on all persons. The Administrator will not be liable for any action or determination made in good faith with respect to the Program.
     4. Election to Receive Stock and Stock Issuance.
     4.1. Election to Receive Stock/Credit in Lieu of Cash. On forms provided by the Company, each Eligible Director may irrevocably elect (“Stock Election”) in lieu of cash, (i) to be issued shares of Common Stock or (ii) to have credited to an account (“Deferred Stock Account”) the number of shares of Common Stock having a Fair Market Value, as defined in Section 4.3, equal to 25%, 50%, 75% or 100% of the annual cash retainer (the “Retainer”) and/or 25%, 50%, 75% or 100% of any fees payable for attendance at Board or Committee meetings (the “Meeting Fees”) payable to that director for services rendered as a director (“Participating Director”). Eligible Directors are customarily paid the Retainer and the Meeting Fees in quarterly installments in arrears at the end of
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each calendar quarter. Any Stock Election must be received by the Company before the commencement of the first full taxable year with respect to which such election is made. Any Stock Election may only be amended or revoked (“Amended Stock Election”) in accordance with the procedure set forth in Section 4.4.
     4.1.1. Initial Election. An individual who first becomes an Eligible Director during a taxable year may make a Stock Election by delivering an election form to the Secretary of the Company within thirty (30) calendar days of the date that the individual first becomes an Eligible Director, provided that the individual has not previously been eligible to participate in any deferred compensation plan required to be aggregated with this Program pursuant to regulations issued under Section 409A of the Internal Revenue Code. In the event that an individual is permitted to become a Participating Director under this subsection, the Stock Election will be applicable only to services performed after the election form is received by the Secretary.
     4.2. Issuance of Stock/Application of Credit in Lieu of Cash. If the Stock Election is for the issuance of shares of Common Stock, shares of Common Stock having a Fair Market Value equal to the amount of the Retainer and/or Meeting Fees so elected shall be issued to each Participating Director when each quarterly installment of the Retainer and the Meeting Fees is customarily paid. The Company shall not issue fractional shares, but in lieu thereof shall pay cash of equivalent value using the same Fair Market Value used to determine the number of Shares to be issued on the relevant issue date. If the Stock Election is for a credit to a Deferred Stock Account, the number of shares of Common Stock (rounded to the nearest hundredth of a share) having a Fair Market Value equal to the amount of the Retainer and/or the Meeting Fees so elected shall be credited to the Participating Director’s Deferred Stock Account when each quarterly installment of the Retainer and Meeting Fees is customarily paid. In the event that a Participating Director elects to receive less than 100% of each quarterly installment of the Retainer and/or Meeting Fees in shares of Common Stock, either issued or credited, he or she shall receive the balance of the quarterly installment in cash.
     4.3. Fair Market Value. For purposes of converting dollar amounts into shares of Common Stock, the Fair Market Value of each share of Common Stock shall be equal to the closing price of one share of the Company’s Common Stock on the New York Stock Exchange-Composite Transactions on the last business day of the calendar quarter for which such shares are issued or credited.
     4.4. Change in Election. Each Participating Director may irrevocably elect in writing to change an earlier Stock Election, either to elect to be issued shares of Common Stock or to have credited to the Participating Director’s Deferred Stock Account, a number of shares of Common Stock having a Fair
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Market Value equal to a percentage of the Participating Director’s Retainer and/or Meeting Fees different from the percentages previously elected or to receive the entire Retainer and/or Meeting Fees in cash (an “Amended Stock Election”). An Amended Stock Election shall not become effective until the commencement of the first full taxable year after the date of receipt of such Amended Stock Election by the Company and shall only apply prospectively.
     4.5. Termination of Service as a Director. If a Participating Director leaves the Board before the conclusion of any calendar quarter and has elected to be issued shares of Common Stock, he or she will be paid the quarterly installment of the Retainer and Meeting Fees, not in shares of Common Stock, but entirely in cash, notwithstanding that a Stock Election or Amended Stock Election is on file with the Company. The date of termination of a Participating Director’s service as a director of the Company will be deemed to be the date of termination recorded on the personnel or other records of the Company.
     4.6. Dividend Credit. Each time a dividend is paid on the Common Stock, each Participating Director who has a Deferred Stock Account shall receive a credit to his or her Deferred Stock Account equal to that number of shares of Common Stock (rounded to the nearest one-hundredth of a share) having a Fair Market Value on the dividend payment date equal to the amount of the dividend payable on the number of shares of Common Stock credited to the Participating Director’s Deferred Stock Account on the dividend record date.
     5. Payment of Deferred Stock Account. Subject to the regulations and rulings issued under Section 409A of the Internal Revenue Code, as amended (the “IRC”), the following rules apply.
     5.1. Payment Election. At the time of making the Stock Election in which the Participating Director elects to have a Deferred Stock Account credited in accordance with the provisions of Section 4.1, the Participating Director will also elect the manner and timing for payment of the amounts credited to his or her Deferred Stock Account (“Payment Election”) from the alternatives described in Section 5.2. The Participating Director may change the manner and timing for payment of amounts to be credited to his or her Deferred Stock Account by executing another Payment Election; provided, however, that the previously made Payment Election will be irrevocable as to all amounts credited to the Participating Director’s Deferred Stock Account prior to the effective date of the new Payment Election. A new Payment Election shall not become effective until the commencement of the first full taxable year after the date of receipt of such new Payment Election by the Company.
     5.2. Payment from Deferred Stock Accounts. A Participating Director may elect to receive payment from his or her Deferred Stock Account in a lump sum or installments. Payments, whether in a lump sum or by installments, shall be made in shares of Common Stock plus cash in lieu of any fractional share.
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Unless the Participating Director elects to receive payment in installments, credits to a Participating Director’s Deferred Stock Account shall be payable in full on January 10 of the year following the Participating Director’s termination from service as defined in regulations and rulings issued under Section 409A of the IRC, the first business day after January 10, or such other date as elected by the Participating Director pursuant to Section 5.1. If the Participating Director elects to receive payment from his or her Deferred Stock Account in installments, each installment payment will be made annually on January 10 of each year, or the first business day after January 10, and the amount of each payment will be computed by multiplying the number of shares credited to the Deferred Stock Account as of January 10 of each year by a fraction, the numerator of which is one and the denominator of which is the total number of installments elected (not to exceed fifteen) minus the number of installments previously paid. Amounts paid prior to the final installment payment will be rounded to the nearest whole number of shares; the final installment payment shall be for the whole number of shares remaining credited to the Deferred Stock Account, plus cash in lieu of any fractional share.
     5.3 Six-Month Delay in Commencement of Payment. If a Participating Director as of the date of payment is a “specified employee” as defined by the regulations issued under Section 409A, the payment (if lump sum) or the initial payment (if installments) to the Participating Director from his or her Deferred Stock Account shall be delayed until six (6) months following the date upon which the payment would have otherwise been made pursuant to Section 5.2 of these Terms.
     6. Beneficiary.
     6.1. Beneficiary Designation. A Participating Director may designate a beneficiary or beneficiaries who, upon his or her death, shall immediately receive the full payment of all unpaid credits to said Participating Director’s Deferred Stock Account, including payments for which the Participating Director has elected installment payments. All designations shall be in writing and shall be effective only if and when delivered to the Company during the lifetime of the Participating Director. Unless otherwise indicated by the Participating Director, no amounts shall be paid to the estate or heirs of beneficiaries who die before the Participating Director.
     6.1.1. Rules. Unless a Participating Director has otherwise specified in his Beneficiary designation, the following rules shall apply:
     (a) If there is insufficient evidence that a Beneficiary was living at the time of the death of the Participating Director, the Beneficiary shall be deemed to be not living at the time of the Participating Director’s death.
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     (b) The Beneficiaries designated by the Participating Director shall become fixed at the time of the Participating Director’s death so that, if a Beneficiary survives the Participating Director but dies before the receipt of payment due such Beneficiary hereunder, such payment shall be made to the representatives of such Beneficiary’s estate.
     (c) If the Participating Director designates as a Beneficiary the person who is the Participating Director’s spouse on the date of the designation, either by name or relationship, or both, the dissolution, annulment or other legal termination of the marriage between the Participating Director and such person shall automatically revoke such designation. The foregoing shall not prevent the Participating Director from designating a former spouse as a Beneficiary on a form signed by the Participating Director and received by the Secretary of the Company after the date of the legal termination of the marriage between the Participating Director and such former spouse, and during the Participating Director’s lifetime. Notwithstanding the foregoing, if the Participating Director has elected to have the Stock registered in the name of the Participating Director and another person, and the Participating Director has commenced receiving payment under the Program, the joint owner of the Stock may not be changed.
     (d) Any designation of a Beneficiary by name accompanied by a description of the relationship of the Beneficiary to the Participating Director shall be given effect without regard to whether the relationship to the Participating Director exists either then or at the time of the Participating Director’s death.
     (e) Any designation of a Beneficiary only by statement of the Beneficiary’s relationship to the Participating Director shall be effective only to designate the person or persons standing in that relationship to the Participating Director at the time of the Participating Director’s death.
     6.2. Change of Beneficiary. A Participating Director may from time to time during his or her lifetime change his or her beneficiary or beneficiaries by a written instrument delivered to the Company. In the event a Participating Director shall not designate a beneficiary or beneficiaries pursuant to this Section, or if for any reason such designation shall be ineffective, in whole or in part, the distribution that otherwise would have been paid to such Participating Director shall be paid to his or her estate and in such event, the term “beneficiary” shall include his or her estate.
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     7. Limitation on Rights of Eligible and Participating Directors.
     7.1. Service as a Director. Nothing in the Program will interfere with or limit in any way the right of the Company’s Board or its shareholders to remove an Eligible or Participating Director from the Board. Neither the Program nor any action taken pursuant to it will constitute or be evidence of any agreement or understanding, express or implied, that the Company’s Board or its shareholders have retained or will retain an Eligible or Participating Director for any period of time or at any particular rate of compensation.
     7.2. Nonexclusivity of the Program. Nothing contained in the Program is intended to effect, modify or rescind any of the Company’s existing compensation programs or programs or to create any limitations on the Board’s power or authority to modify or adopt compensation arrangements as the Board may from time to time deem necessary or desirable.
     8. Program Amendment, Modification and Termination. The Board may suspend or terminate the Program at any time. The Board may amend the Program from time to time in such respects as the Board may deem advisable in order that the Program will conform to any change in applicable laws or regulations or in any other respect that the Board may deem to be in the Company’s best interests.
     9. Participants are General Creditors of the Company. The Participating Directors and beneficiaries thereof shall be general, unsecured creditors of the Company with respect to any payments to be made pursuant to the Program and shall not have any preferred interest by way of trust, escrow, lien or otherwise in any specific assets of the Company. If the Company shall, in fact, elect to set aside monies or other assets to meet its obligations hereunder (there being no obligation to do so), whether in a grantor’s trust or otherwise, the same shall, nevertheless, be regarded as part of the general assets of the Company subject to the claims of its general creditors, and neither any Participating Director nor any beneficiary thereof shall have a legal, beneficial or security interest therein.
     10. Miscellaneous.
     10.1. Securities Law and Other Restrictions. Notwithstanding any other provision of the Program or any Stock Election or Amended Stock Election delivered pursuant to the Program, the Company will not be required to issue any shares of Common Stock under the Program and a Participating Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to the Program, unless:
     (a) there is in effect with respect to such shares a registration statement under the Securities Act of 1933, as amended (the “Securities Act”) and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and
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     (b) there has been obtained any other consent, approval or permit from any other regulatory body that the Administrator, in his or her sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company, in order to comply with such securities law or other restriction.
     10.2. Adjustment to Shares. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend, an appropriate adjustment shall be made in the number and/or kind of securities available for issuance under the Plan to prevent the dilution or the enlargement of the rights of the Eligible and Participating Directors.
     11. Governing Law. The validity, construction, interpretation, administration and effect of the Program and any rules, regulations and actions relating to the Program will be governed by and construed exclusively in accordance with the laws of the State of Minnesota, to the extent that federal laws and regulations do not apply.
     12. Compliance with Section 409A. The plan is maintained as a nonqualified deferred compensation arrangement under section 409A of the Internal Revenue Code. Each provision should be interpreted and administered accordingly.
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